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                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "AMENDMENT"), dated as of February 5, 2001, is between Tenneco Automotive Inc. (formerly known as Tenneco Inc.), a Delaware corporation (the "COMPANY"), and First Union National Bank as Rights Agent ("FIRST UNION"), as successor to First Chicago Trust Company of New York as Rights Agent ("FIRST CHICAGO").

         WHEREAS, the Company has selected First Union to succeed First Chicago as Rights Agent under the Rights Agreement between the Company and First Chicago dated as of September 9, 1998, as amended on March 14, 2000 (the "RIGHTS AGREEMENT") and First Union has agreed to so act as Rights Agent; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the First Chicago desire to amend the Rights Agreement as set forth below;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.       Amendment of the Title of the Rights Agreement.

         (a) The title set forth on the cover page of the Rights Agreement is amended in its entirety as follows:

                      -------------------------------------
                             TENNECO AUTOMOTIVE INC.
                        (formerly known as TENNECO INC.)
                                       and
                   FIRST UNION NATIONAL BANK, as Rights Agent
   (as successor to FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent)
                      -------------------------------------
                                RIGHTS AGREEMENT
                    Dated as of September 9, 1998, as amended
                   as of March 14, 2000 and February 5, 2001.

          (b) The first paragraph on page 1 of the Rights Agreement is amended to read in its entirety as follows:

                  RIGHTS AGREEMENT Rights Agreement, dated as of September 9, 1998, as amended as of March 14, 2000 and February 5, 2001 ("Agreement"), between Tenneco Automotive Inc., a Delaware corporation, formerly known as Tenneco Inc. (the "Company"), and First Union National Bank, as Rights Agent (the "Rights Agent"), as successor to First Chicago Trust Company of New York as rights agent.

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         2.       Amendment of Section 3(c). The legend set forth in
Section 3(c) of the Rights Agreement is amended to read in its entirety as follows:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tenneco Automotive Inc., formerly known as Tenneco Inc. (the "Company"), and First Union National Bank, as Rights Agent (as successor to First Chicago Trust Company of New York), dated as of September 9, 1998 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

         3. Amendment to Section 26. The notice provision in respect of the Rights Agent set forth in Section 26 of the Rights Agreement is amended to read in its entirety as follows:

                           First Union National Bank
                           Shareholder Services Administration
                           1525 W. WT Harris Blvd.; 3C3
                           Charlotte, North Carolina 28288-1153
                           Attention: Steven M. Turner, Assistant Vice
                              President- Equity Services
                           Corporate Trust Group

         4.       Amendment of Form of Rights Certificate.

         (a) The first paragraph of the form of rights certificate attached as Exhibit B to the Rights Agreement is amended to read in its entirety as follows:

                               RIGHTS CERTIFICATE
                            TENNECO AUTOMOTIVE INC.

         This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 9, 1998, as the same may be amended from time to time (the "Rights Agreement"), between Tenneco Automotive Inc., a Delaware corporation (the "Company"), and First Union National Bank, as Rights Agent (the "Rights Agent"), as successor to First Chicago Trust Company of New York as rights agent, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights
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         Agreement) and prior to 5:00 P.M., New York City time, on September 9,
         2008 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company at a purchase price of $8.80 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 14, 2000, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         (b) The signature block of the Rights Agent set forth on the form of rights certificate attached as Exhibit B to the Rights Agreement is amended to read in its entirety as follows:

         FIRST UNION NATIONAL BANK, as Rights Agent



         By__________________________________
          Its


         5. Certification. The Company certifies that this Amendment complies with Section 27 of the Rights Agreement.

         6. Effectiveness. This Amendment shall be deemed effective as of February 5, 2001. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

TENNECO AUTOMOTIVE INC.

By: /s/ TIMOTHY R. DONOVAN
Name: Timothy R. Donovan
Title: Senior Vice President and General Counsel

FIRST UNION NATIONAL BANK

By:  /s/ KENNETH E.STAUB
Name: Kenneth E. Staub
Title: Vice President

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